                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Electroglas, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                ELECTROGLAS LOGO

                                                                  April 23, 2001

Dear Electroglas Stockholder,

     I am pleased to invite you to the Annual Meeting of Stockholders of Electroglas, Inc. to be held on May 31, 2001, at 10:00 a.m. Pacific time at our corporate headquarters at 6024 Silver Creek Valley Road, San Jose, California. A map to assist you is enclosed as a part of the notice.

     This year, in addition to the election of directors and the ratification of independent auditors, we are seeking stockholder approval of an amendment to the Company's Amended and Restated 1997 Stock Incentive Plan to increase by 700,000 shares the number of shares issuable under the Plan. This Plan is intended to align the interests of employees with the interests of stockholders by enabling employees of Electroglas to become stockholders of the Company. The Stock Incentive Plan is available to a wide range of employees to attract and retain top talent. Through the Plan, we believe that employee equity ownership focuses employees on the growth of stockholder value.

     Your vote is important in enabling us to continue to attract and retain the services of highly skilled employees in today's competitive market. Whether or not you plan to attend the annual meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                          Very truly yours,

                                          /s/ Curt Wozniak
                                          Curt Wozniak
                                          Chairman of the Board
                                          Chief Executive Officer

DIRECTIONS TO THE NEW CAMPUS

     - Take Highway 101 South

     - Get off at Silver Creek Valley Road / Blossom Hill Road Exit

     - Stay in left lane, going east on Silver Creek Valley Road

     - Cross over Highway 101 and move to right lane

     - You will see the new Electroglas campus on the right

     - The address is:
        ELECTROGLAS
        6024 SILVER CREEK VALLEY ROAD
        SAN JOSE, CA 95138
        408-528-3000

                                     [MAP]

                               ELECTROGLAS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2001

To the Stockholders of Electroglas, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Electroglas, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters at 6024 Silver Creek Valley Road, San Jose, California, on Thursday, May 31, 2001, at 10:00 a.m., Pacific time, for the following purposes:

          1. ELECTION OF DIRECTORS. To elect two Class II directors of the Company to serve until the 2004 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

          2. RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN. To ratify and approve an amendment to the Company's Amended and Restated 1997 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 2,350,000 shares to 3,050,000.

          3. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2001.

          4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

     The Board of Directors has fixed the close of business on April 2, 2001, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTION. YOU MAY SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU SUBMIT YOUR PROXY AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          /s/ Thomas E. Brunton
                                          Thomas E. Brunton
                                          Secretary

San Jose, California
April 23, 2001

                               ELECTROGLAS, INC.
                         6024 SILVER CREEK VALLEY ROAD
                              SAN JOSE, CALIFORNIA
                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to stockholders of Electroglas, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 31, 2001, at 10:00 a.m., Pacific time, at the Company's headquarters at 6024 Silver Creek Valley Road, San Jose, California, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

     This Proxy Statement and the form of proxy are first being mailed to shareholders on or about April 23, 2001.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Thomas E. Brunton) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company has retained ADP-Investor Communication Services, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $3,000, plus customary out-of-pocket expenses and service fees. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of who will receive additional compensation for assisting with the solicitation.

     The close of business on April 2, 2001, has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 21,018,025 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 10,509,013, of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

     An automated system administered by ADP-Investor Communication Services, for a fee of approximately $2,000, plus customary out-of-pocket expenses and service fees, will tabulate votes cast by proxy at the Annual Meeting, and an employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal and will have no effect on the result of the vote.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The number of directors on the Board is currently fixed at six. The Company's Certificate of Incorporation divides the Company's Board of Directors into three classes. The members of each class of directors serve staggered three-year terms. The Board is composed of one Class I director (Mel Friedman), two Class II directors (Roger D. Emerick and Robert J. Frankenberg) and two Class III directors (Neil R. Bonke and Curtis S. Wozniak), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2003, 2001 and 2002, respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Directors will be elected by a plurality of votes cast.

     At the Annual Meeting, the stockholders will elect two Class II directors, each to serve a three (3) year term until the 2004 Annual Meeting of Stockholders or until a successor is duly elected or appointed and qualified or until the director's earlier resignation or removal. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected.

     Certain information about Roger D. Emerick and Robert J. Frankenberg, the Class II director nominees, is furnished below.

     Roger D. Emerick has been a Director of the Company since July 1993. He was elected President, Chief Executive Officer and Director of Lam Research Corporation in 1982. In 1984, he was elected Chairman of the Board of Directors of Lam Research. Mr. Emerick retired as Chairman and Chief Executive Officer of Lam Research in August 1998 and retired as a director of Lam Research in January 2001. Mr. Emerick is currently a Director of Brooks Automation, Inc. and Advanced Thermal Technologies, Inc.

     Robert J. Frankenberg has been a Director of the Company since July 1993. He was President and Chief Executive Officer of Encanto Networks, Inc., an internet electronic commerce server manufacturer, from May 1997 to July 2000. He was Chairman of the Board, Chief Executive Officer and President of Novell, Inc. from April 1994 to August 1996. From September 1991 to April 1994, he was Vice President and General Manager of Hewlett-Packard Company's Personal Information Products Group. From 1990 to 1992, he was Vice President and General Manager of Hewlett-Packard's Personal Computation Business, from 1989 to 1991, he was Vice President and General Manager of Hewlett-Packard's Information Networks Group and, from 1985 to 1989, he was General Manager of Hewlett-Packard's Information Systems Group. Mr. Frankenberg currently serves on the Board of Directors of Scansoft, Inc., Daw Technologies, Inc., a manufacturer of ultraclean manufacturing environments (cleanrooms), Secure Computing Corporation and National Semiconductor Corporation.

     The affirmative vote of a plurality of all outstanding common stock entitled to vote at the Annual Meeting is required to approve Proposal No. 1.

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2000, the Board met five times. No director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee, which held five meetings in 2000, consists of Neil R. Bonke, Robert J. Frankenberg and Mel Friedman (Joseph F. Dox served as a member of the Audit Committee until his retirement from the Board in October 2000). The primary function of the Audit Committee is to assist the Board of Directors in overseeing management's conduct of the Company's (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company's financial statements. See "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS." The Board adopted and approved a charter for the Audit Committee in May 2000, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     The Compensation Committee, which held four meetings in 2000, consists of Roger D. Emerick and Robert J. Frankenberg. The Compensation Committee's functions are to establish and apply the Company's compensation policies with respect to its executive officers and administer the Company's 1998 Employee Stock Purchase Plan, 1993 Long-Term Stock Incentive Plan (the "1993 Plan") and Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan").

     The Nominating Committee was formed in February 2001. The current members of the Nominating Committee are Neil R. Bonke, Roger D. Emerick, Robert J. Frankenberg and Mel Friedman. The Nominating Committee assists the Board in selecting nominees for election to the Board and monitors the composition of the Board.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a $10,000 annual retainer and a $1,000 fee for attendance at each Board meeting (or committee meeting held on a separate day). In addition, directors who are not employees of the Company receive a $500 fee for attendance at each committee meeting conducted by telephone. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     Currently, each non-employee director is, upon election or re-election, automatically granted an option to purchase a number of shares of Common Stock equal to the product of 10,000 multiplied by the full number of years in the non-employee director's new term. The exercise price per share of such options will equal 100% of the Fair Market Value (as defined in the 1997 Plan) of the Common Stock on the date of the grant of the option. Options granted have a maximum term of ten years and become exercisable ratably in annual installments commencing on the date of grant over the number of full years in the non-employee director's remaining term for which he or she is elected or re-elected, or earlier in the event of death, disability or retirement after age
65. Pursuant to this policy regarding the granting of stock options to non-employee directors, Messrs. Dox and Friedman were each granted an option to purchase 30,000 shares of Common Stock at an exercise price of $32.9375 per share on May 16, 2000.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

     The following table sets forth certain information with respect to the executive officers, directors and key personnel of the Company as of April 2, 2001:

                   NAME                     AGE                         POSITION
                   ----                     ---                         --------
Curtis S. Wozniak.........................  45     Chief Executive Officer and Chairman of the Board
Thomas E. Brunton.........................  53     Vice President -- Finance, Chief Financial
                                                   Officer, Treasurer and Secretary
Timothy Boyle.............................  49     Vice President -- Chief Technology Officer
William J. Haydamack......................  59     Vice President, General Manager Knights Technology
Jeffrey R. Hintzke........................  40     Vice President -- Marketing and General Manager of
                                                   the 300mm Business Unit
Joseph G. LaChapelle......................  40     Vice President -- Engineering and General Manager
                                                   of the Software Business Unit
Conor P. O'Mahony.........................  49     Vice President -- Global Customer Operations
Joseph A. Savarese........................  63     Vice President -- Business Development and General
                                                   Manager Inspection Products
Wayne E. Woodard..........................  37     Vice President -- Operations and General Manager
                                                   of the 200mm Business Unit
Neil R. Bonke(1)(3).......................  59     Director
Roger D. Emerick(2)(3)....................  60     Director
Robert J. Frankenberg(1)(2)(3)............  53     Director
Mel Friedman(1)(3)........................  62     Director

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Nominating Committee

     Curtis S. Wozniak was appointed Chairman of the Board of the Company in August 1997. He has been Chief Executive Officer of the Company since April 1996 and has been a Director of the Company since October 1994. He was President and Chief Operating Officer of Xilinx, Inc., a semiconductor manufacturer, from August 1994 to April 1996. From February 1984 to August 1994, Mr. Wozniak was employed by Sun Microsystems, Inc., a computer manufacturer, where he held various management positions, including Vice President, Marketing and Vice President, Engineering. Mr. Wozniak currently serves on the Board of Trustees of Kettering University, the Board of Directors of the Semiconductor Industry Suppliers Association (formerly SEMI/SEMATECH), the Board of Directors of Cascade Microtech, Inc. and Manufacturer's Services Limited.

     Thomas E. Brunton was appointed Vice President-Finance, Chief Financial Officer, Treasurer and Secretary of the Company in November 2000. Prior to joining the Company, Mr. Brunton was Chief Financial Officer of Centigram Communications from March 1998 to July 2000. He joined Centigram in March 1991 as Controller and also served as Treasurer. Prior to his service at Centigram, he had financial management responsibilities at 3Com, Sun Microsystems, and IBM/Rolm.

     Timothy Boyle joined the Company in May 1995 as Vice
President -- Engineering and was named an officer of the Company in June 1997. In March 1998, Mr. Boyle was named Chief Technology Officer of the Company. Prior to joining the Company he was promoted to Vice President of Hardware and Sensors Engineering at Measurex Corporation, a process control systems company, in 1991. From 1989 to 1991, he was Measurex's Director of Corporate Quality. From 1982 to 1989, he held various engineering and management positions at Measurex. From 1981 to 1983, he was Vice President of Engineering at American Flow Systems, a start-up company which developed precision fluid flow instruments.

     William J. Haydamack joined the Company in November 1997 as Vice President, General Manager Knights Technology. From 1993 to 1997, he was Senior Vice President, General Manager of Data I/O Corporation, a manufacturer of programmable integrated circuits. From 1992 to 1993, he was Vice President, General Manager of the Structure Custom Design Business Unit of Cadence Design Systems, Inc., a supplier of software tools and professional services.

     Jeffrey R. Hintzke joined the Company in March 1997 as Director of Marketing. In October 1999, he was named Vice President -- Marketing. In July 2000, he was named Vice President -- Marketing and General Manager of the 300mm Business Unit. From 1993 to 1997, he was the U.S. Product Line Manager for Hewlett-Packard Company's mixed signal semiconductor test division. From 1991 to 1993, he was European Marketing Manager for Hewlett-Packard's semiconductor test products. Prior to that he served in several marketing management and engineering positions in Hewlett-Packard's semiconductor test and semiconductor R & D Operations.

     Joseph G. LaChapelle joined the Company in December 1997 as General Manager of the Inspection Products division, following the acquisition of Techne, Inc. In May 1998, Mr. LaChapelle was named Vice President -- Engineering. In July 2000, Mr. LaChapelle was named Vice President -- Engineering and General Manager of the Software Business Unit. From 1991 to 1997, Mr. LaChapelle was founder and President of Techne, Inc., a wafer inspection instrument manufacturer. Prior to founding Techne, Mr. LaChapelle held multiple positions as co-founder of Lucidyne Technologies, a process control company which provides machine vision systems to the aerospace, pharmaceutical and wood products industries.

     Conor P. O'Mahony has been Vice President -- Global Customer Operations of the Company since March 1995 and was Director of Sales and Customer Operations of the Company from July 1993 to March 1995. Mr. O'Mahony served in a similar capacity in the Electroglas division of General Signal from June 1992 to July 1993. From 1989 to 1992, he was International Business Manager of the Electroglas division and, from 1987 to 1989, was General Manager of the photomask production facility at General Signal's Xynetics/Ultratech Photomask unit.

     Joseph A. Savarese joined the Company as Vice President -- Business Development in June 1994. In May 1998, Mr. Savarese was named Vice
President -- Business Development and General Manager Inspection Products. Mr. Savarese was President of General Signal's Assembly Technologies division from 1989 to 1994. From 1986 to 1989, he was Chief Operating Officer of Qualcorp, a test instrumentation manufacturer, and, from 1983 to 1986, he was Vice President, Operations for Forox Corporation, a manufacturer of precision photographic equipment. From 1968 to 1983, he was employed by Perkin-Elmer Corporation where he held various management positions, including Director of Engineering and Director of Microlithography Systems. Mr. Savarese currently serves on the Board of Directors of N-Line Systems, Inc., a start-up inspection company.

     Wayne E. Woodard joined the Company as Director of Materials in October 1998. In January 1999, he was promoted to Vice President -- Operations. In July 2000, he was named Vice President -- Operations and General Manager of the 200mm Business Unit. Mr. Woodard was Director of Operations at Ridge Technologies from late 1997 through 1998. Prior to that, from 1987 through 1997, Mr. Woodard held various operations and sales management positions at Sun Microsystems.

     Neil R. Bonke has been a director of the Company since April 1993. Mr. Bonke was the Company's Chairman of the Board from April 1993 through July 1997, and Chief Executive Officer from April 1993 through April 1996. Mr. Bonke was a Group Vice President of General Signal Corporation ("General Signal") and President of General Signal's Semiconductor Equipment Operations from September 1991 to July 1993. From 1990 to 1991, he was Chief Operating Officer of Cognex Corporation, a manufacturer of machine vision systems for the semiconductor and electronics industries and, from 1987 to 1990, was President of General Signal's Xynetics division, a group of semiconductor equipment manufacturing companies, which included Electroglas. Mr. Bonke holds a B.S. in Engineering and Technical Marketing from Clarkson University, Potsdam, New York. He has twenty years of management assignments in the semiconductor equipment and semiconductor materials industries with domestic and international experiences. Mr. Bonke currently serves on the Board of Directors of Boxer Cross Inc., a metrology equipment company, Sanmina Corp., a contract electronics manufacturing company, Speedfam International, Inc., a semiconductor equipment company, and San Jose State University Foundation.

     Mel Friedman has been a Director of the Company since May 1999. He is currently Senior Vice President, Customer Advocacy at Sun Microsystems, a computer company. From March 1998 through July 2000, he was President Microelectronics at Sun Microsystems. Previously, Mr. Friedman was Vice President Worldwide Operations, Vice President of Supply Management and Vice President West Coast Operations. Mr. Friedman joined Sun in 1989. From 1985 through 1989, he was Vice President Worldwide Operations and Customer Service at Prime Computer, a mini-computer company. Prior to that he held executive positions at Apollo Computer, a workstation manufacturer, and Polaroid, a photographic company. He was also co-founder of Tabor Corporation, a micro-floppy disc drive company. Mr. Friedman holds a BSME with honors from the City College of New York and conducted graduate work in Mechanical Engineering and Industrial Management at MIT. Mr. Friedman currently serves on the Technical Advisory Board of two startup companies, Tripath and SNP Communications.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 2, 2001, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors,
(iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.

                                                                SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              -----------------------
                            NAME                               NUMBER      PERCENT(2)
                            ----                              ---------    ----------
EQSF Advisors, Inc.(3)......................................  3,194,200       15.2%
  767 Third Avenue
  New York, New York 10017-2023
Capital Group International, Inc.(4)........................  2,912,300       13.9
  11100 Santa Monica Blvd
  Los Angeles, California 90025
State of Wisconsin Investment Board(5)......................  2,172,000       10.3
  121 East Wilson Street
  Madison, Wisconsin 53707
Joseph G. LaChapelle(6).....................................    412,922        2.0
Curtis S. Wozniak(7)........................................    392,879        1.8
Conor P. O'Mahony(8)........................................    140,025          *
Timothy Boyle(9)............................................     63,750          *
William J. Haydamack(10)....................................     61,211          *
Armand J. Stegall(11).......................................     57,576          *
Neil R. Bonke(12)...........................................     32,950          *
Mel Friedman(13)............................................     30,000          *
Roger D. Emerick(14)........................................     30,000          *
Robert J. Frankenberg(15)...................................     27,500          *
All executive officers and directors as a group
  (14 persons)(16)..........................................  1,347,614       6.11%

---------------
  *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 2, 2001, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Percentage beneficially owned is based on 21,018,025 shares of Common Stock outstanding as of April 2, 2001.

 (3) Based on a Schedule 13G filed with the Securities and Exchange Commission on March 14, 2001, EQSF Advisors, Inc., a New York corporation, has sole voting power and sole dispositive power with respect to 3,194,200 shares of the Company's Common Stock as of March 24, 2001. Does not include 493,189 shares held by M.J. Whitman Advisers, Inc., a New York corporation, which is under common control with EQSF Advisors, Inc.

 (4) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001, Capital Group International, Inc., a California corporation, has sole voting power with respect to

     2,184,500 shares of the Company's Common Stock and sole dispositive power with respect to 2,912,300 shares of the Company's Common Stock as of December 31, 2000.

 (5) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001, State of Wisconsin Investment Board, a Wisconsin corporation, has sole voting power and sole dispositive power with respect to 2,172,000 shares of the Company's Common Stock as of December 31, 2000.

 (6) Includes 171,874 options exercisable within 60 days of April 2, 2001.

 (7) Includes 345,168 options exercisable within 60 days of April 2, 2001.

 (8) Includes 137,187 options exercisable within 60 days of April 2, 2001.

 (9) Includes 63,750 options exercisable within 60 days of April 2, 2001.

(10) Includes 60,936 options exercisable within 60 days of April 2, 2001.

(11) Includes 39,712 options exercisable within 60 days of April 2, 2001.

(12) Includes 30,000 options exercisable within 60 days of April 2, 2001.

(13) Includes 30,000 options exercisable within 60 days of April 2, 2001.

(14) Includes 30,000 options exercisable within 60 days of April 2, 2001.

(15) Includes 27,500 options exercisable within 60 days of April 2, 2001.

(16) Includes 1,032,793 options exercisable within 60 days of April 2, 2001.

                                 PROPOSAL NO. 2

           RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

GENERAL

     The Company's stockholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan"). In the following discussion of the 1997 Plan, capitalized terms have the same meanings as defined in the 1997 Plan, unless otherwise noted.

     Ratification and approval of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

     The Board of Directors amended the 1997 Plan in February 2001, subject to stockholder approval, to increase the number of shares reserved for issuance under the 1997 Plan from 2,350,000 shares to 3,050,000 shares.

     The 1997 Plan is intended to enable the Company and its Related Entities to enhance their ability to provide employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of employees with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long-term success is dependent upon the ability of the Company and its Related Entities to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its Related Entities. Participation in the 1997 Plan is open to all employees and the Company selects participants based on performance and contribution. The Company continues to increase the number of employees involved in the 1997 Plan consistent with the shares available. The increase in the number of shares reserved for issuance is intended to support the Company's requirements for current employees and future employees and to allow a broader distribution of options for all employees beyond Executive Officers.

     AMENDED PLAN BENEFITS. As of the date of this Proxy Statement, no non-employee directors ("Outside Directors") and no associates of any director, executive officer or nominee for director has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the 1997 Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for ratification and approval of Proposal No. 2. For purposes of the vote on Proposal No. 2, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                              OF THE AMENDMENT TO
          THE COMPANY'S AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

     A general description of the principal terms of the 1997 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 1997 Plan, a copy of which is available to any stockholder upon request.

GENERAL DESCRIPTION

     The 1997 Plan was adopted by the Board of Directors in April 1997 and approved by the stockholders in August 1997. In February 1998, the Board of Directors approved, and in May 1998 the stockholders ratified, an amendment to the 1997 Plan to increase the number of shares available for grant thereunder from 750,000 shares to 1,050,000 shares. In February 1999, the Board of Directors approved, and in May 1999 the stockholders ratified, an amendment to the 1997 Plan to increase the number of shares available for grant thereunder from 1,050,000 shares to 1,350,000 shares. In February 2000, the Board of Directors approved, and in May 2000 the stockholders ratified, an amendment to the 1997 Plan to increase the number of shares available for grant thereunder from 1,350,000 shares to 2,350,000 shares. In February 2001, the Board of Directors approved an amendment to the 1997 Plan to increase the number of shares available for grant thereunder from 2,350,000 shares to 3,050,000 shares. As of April 2, 2001, options to purchase approximately 2,740,660 non-restricted shares and no restricted shares were outstanding under all Plans. In addition, there were approximately 314,643 shares currently available for grant. As of April 2, 2001, the number of executive officers, employees, consultants and directors of the Company and its subsidiaries that were eligible to receive grants under the 1997 Plan was approximately 584.

     The 1997 Plan provides for the grant of options, SARs and Dividend Equivalent Rights. The maximum number of shares with respect to which options and SARs may be granted to an employee of the Company during a fiscal year of the Company is 500,000 shares.

     The 1997 Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the plan administrator (the "Administrator"), defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act. The Board may authorize one or more officers to grant awards, subject to certain limitations, to employees or consultants who are neither directors nor officers of the Company.

     The Board may at any time amend, suspend or terminate the 1997 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended (the "Code"), the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein, the Company must obtain stockholder approval of any amendment to the 1997 Plan in such a manner and to such a degree as required.

     Stock options granted under the 1997 Plan may be either incentive stock options ("ISOs") under the provisions of Section 422 of the Code, or non-qualified stock options. ISOs may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than ISOs may be granted to employees, directors and consultants. Under the 1997 Plan, awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     Under the 1997 Plan, ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1997 Plan permits the designation of beneficiaries by holders of ISOs. Other awards shall be transferable to the extent provided in the award agreement.

     The 1997 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom awards may be granted and to determine the terms and conditions of any award; however, the term of an ISO may not be for more than 7 years for options granted after March 2001 (or 5 years in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The 1997 Plan authorizes the Administrator to grant awards at an exercise price determined by the Administrator. In the case of ISOs, such price cannot be less than 100% (or 110%, in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. In the case of non-qualified stock options, such price also cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price is generally payable in cash, check, or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 1997 Plan. Except as provided in an award agreement, the vesting schedule is accelerated and all awards become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the 1997 Plan. Effective upon the consummation of a Corporate Transaction, all outstanding awards under the 1997 Plan shall terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Subsidiary Disposition, each award shall remain exercisable until the expiration or sooner termination of the award term. The 1997 Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the award prior to full vesting of the award.

     The Administrator may establish one or more programs under the 1997 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 1997 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

     The 1997 Plan was amended to provide that, with respect to grants of options using the 1,000,000 additional shares authorized by the Board on February 8, 2000, and the 700,000 additional shares authorized by the Board on February 13, 2001, the Administrator of the 1997 Plan will not authorize the amendment of any outstanding options to reduce their exercise price or cancel any options and replace them with options having a lower exercise price without stockholder approval, except in connection with a price adjustment permitted under the 1997 Plan upon the occurrence of certain corporate events such as a stock split, merger or similar event. This amendment does not affect the provisions of the 1997 Plan allowing the Administrator of the 1997 Plan to make pricing changes with respect to grants of options using previously authorized shares.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the 1997 Plan. State and local tax consequences may differ.

     The grant of a nonqualified stock option under the 1997 Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the Shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the Shares of Common Stock will receive long- or short-term capital gain or loss treatment, depending on whether the Shares are held for more than one year following exercise.

     The grant of an ISO under the 1997 Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the Shares of Common Stock. If the optionee does not dispose of the Shares within two years after the ISO was granted, nor within one year after the ISO was exercised and Shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the Shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee (subject to the requirements of reasonableness, and perhaps in the future, the satisfaction of a withholding obligation).

     The "spread" under an ISO -- i.e., the difference between the fair market value of the Shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the Shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the Shares will receive long- or short-term capital gain or loss treatment depending on whether the Shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long- or short-term capital gain. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued to the recipient.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000, and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy, management will reconsider its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for ratification and approval of Proposal No. 3. For purposes of the vote on Proposal No. 3, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

     Audit Fees: Aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for fiscal year 2000 and for the review of the Company's financial Forms 10-Q for fiscal year 2000 were $279,600.

     All Other Fees: Aggregate fees for all other professional services rendered by Ernst & Young (other than Audit Fees) for fiscal year 2000 were $$605,000, including audit related services of $137,000 and nonaudit services of $468,000. Audit related services generally include fees for statutory audits, business combinations, accounting consultations and SEC registration statements. Nonaudit services generally include tax compliance and tax consultations.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
                AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information on 2000, 1999 and 1998 compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                 ANNUAL COMPENSATION          SECURITIES
                                             ----------------------------     UNDERLYING      ALL OTHER
                                                      SALARY      BONUS        OPTIONS       COMPENSATION
        NAME AND PRINCIPAL POSITION          YEAR      ($)        ($)(1)         (#)             ($)
        ---------------------------          ----    --------    --------    ------------    ------------
Curtis S. Wozniak..........................  2000    $353,565    $246,246       62,500          $6,000(2)
  Chief Executive Officer and                1999     341,994          --       62,000           5,610(2)
  Chairman of the Board                      1998     344,994          --       62,500           5,812(2)
Conor P. O'Mahony..........................  2000     197,125     121,001       30,000           4,627(3)
  Vice President -- Global Customer          1999     185,892      36,878       25,000           5,355(3)
  Operations                                 1998     180,003          --       25,000           5,603(3)
Armand J. Stegall..........................  2000     211,077      99,190       30,000           7,021(5)
  Vice President -- Finance, Chief
  Financial                                  1999     193,073          --       30,000           7,140(5)
  Officer, Treasurer and Secretary(4)        1998     180,003          --       25,000           6,586(5)
Joseph G. LaChapelle.......................  2000     205,534      95,095       30,000           3,946(6)
  Vice President -- Engineering and General  1999     186,533          --       40,000           5,013(6)
  Manager of the Software Business Unit      1998     145,385          --           --           3,115(6)
Timothy Boyle..............................  2000     194,846      90,318       25,000           4,624(7)
  Vice President -- Chief Technology         1999     185,892          --       25,000           4,709(7)
  Officer                                    1998     180,003          --       16,000           5,879(7)
William J. Haydamack.......................  2000     190,102      87,952       25,000           5,674(8)
  Vice President, General Manager            1999     181,539          --       25,000           6,058(8)
  Knights Technology                         1998     188,063          --       20,000           5,954(8)

---------------
(1) Includes bonus amounts in the year earned, rather than in the year in which each such bonus amount was paid or is to be paid.

(2) Represents $5,100 paid in 2000 and $4,800 paid in each of 1999 and 1998, to Mr. Wozniak as contributions by the Company under its 401(k) plan, and $900, $810 and $1,012 in life insurance premiums paid in 2000, 1999 and 1998, respectively, by the Company on behalf of Mr. Wozniak.

(3) Represents $4,264 paid in 2000 and $4,800 paid in 1999 and 1998 to Mr. O'Mahony as contributions by the Company under its 401(k) plan, and $363, $555 and $803 in life insurance premiums paid in 2000, 1999 and 1998, respectively, by the Company on behalf of Mr. O'Mahony.

(4) Mr. Stegall resigned as the Company's Chief Financial Officer, Vice President Finance, Treasurer and Secretary in December 2000.

(5) Represents $5,100 paid in 2000 and $4,800 paid in each of 1999 and 1998 to Mr. Stegall as contributions by the Company under its 401(k) plan, and $1,921, $2,340 and $1,786 in life insurance premiums paid in 2000, 1999 and 1998, respectively, by the Company on behalf of Mr. Stegall.

(6) Represents $3,513, $4,717 and $3,115 paid in 2000, 1999 and 1998, respectively, to Mr. LaChapelle as contributions by the Company under its 401(k) plan, and $433 and $296 in life insurance premiums paid in 2000 and 1999, respectively, by the Company on behalf of Mr. LaChapelle.

(7) Represents $4,013, $3,823 and $4,800 paid in 2000, 1999 and 1998, respectively, to Mr. Boyle as contributions by the Company under its 401(k) plan, and $611, $886 and $1,079 in life insurance premiums paid in 2000, 1999 and 1998, respectively, by the Company on behalf of Mr. Boyle.

(8) Represents $3,969, $3,750 and $3,461 paid in 2000, 1999 and 1998, respectively, to Mr. Haydamack as contributions by the Company under its 401(k) plan, and $1,705, $2,308 and $2,493 in life insurance premiums paid in 2000, 1999 and 1998, respectively, by the Company on behalf of Mr. Haydamack.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to the grant of stock options under the Company's 1993 Long-Term Stock Incentive Plan and Amended and Restated 1997 Stock Incentive Plan (collectively the "Plans") to each of the Named Executive Officers during the fiscal year ended December 31, 2000.

                                                                                                 POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                                VALUE AT ASSUMED
                         --------------------------------------------------------------------    ANNUAL RATE OF STOCK
                             NUMBER OF           % OF TOTAL                                       PRICE APPRECIATION
                             SECURITIES        OPTIONS GRANTED    EXERCISE PRICE                    FOR OPTION TERM
                         UNDERLYING OPTIONS     TO EMPLOYEES        PER SHARE      EXPIRATION   -----------------------
         NAME                GRANTED(#)       IN FISCAL YEAR(1)     ($/SH)(2)       DATE(3)       5%($)        10%($)
         ----            ------------------   -----------------   --------------   ----------   ----------   ----------
Curtis S. Wozniak......        62,500(4)            6.8%             $34.750       04/19/2010   $1,365,881   $3,461,409
Conor P. O'Mahony......        30,000(5)            3.3%              24.875       05/26/2010      469,313    1,189,330
Armand J. Stegall......        30,000(5)            3.3%              24.875       05/26/2010      469,313    1,189,330
Joseph G. LaChapelle...        30,000(5)            3.3%              24.875       05/26/2010      469,313    1,189,330
Timothy Boyle..........        25,000(5)            2.7%              24.875       05/26/2010      391,094      991,109
William J. Haydamack...        25,000(5)            2.7%              24.875       05/26/2010      391,094      991,109

---------------
(1) Based on a total of 917,100 options granted to employees and directors of the Company in 2000, including the Named Executive Officers.

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(3) The options granted have a term of ten years subject to earlier termination upon the occurrence of certain events related to termination of employment.

(4) Option vests quarterly over four years through 2004.

(5) Option for 25% of the total shares vests on May 26, 2001, and the options for the remaining shares vest quarterly through May 26, 2004.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table discloses for the Named Executive Officers information regarding options to purchase the Company's Common Stock exercised during 2000 and options to purchase the Company's Common Stock held at the end of 2000.

                                                                     NUMBER OF
                                                                     SECURITIES               VALUE OF
                                                                     UNDERLYING              UNEXERCISED
                                                                    UNEXERCISED             IN-THE-MONEY
                                                                     OPTIONS AT              OPTIONS AT
                                                                DECEMBER 31, 2000(#)   DECEMBER 31, 2000($)(1)
                                SHARES ACQUIRED      VALUE          EXERCISABLE/            EXERCISABLE/
             NAME               ON EXERCISE(#)    REALIZED($)      UNEXERCISABLE            UNEXERCISABLE
             ----               ---------------   -----------   --------------------   -----------------------
Curtis S. Wozniak.............      50,000        $  933,750      299,053/140,947         $257,852/$139,304
Conor P. O'Mahony.............      25,002           700,691      116,000/ 58,000          107,180/  23,433
Armand J. Stegall.............      83,975         1,740,303       23,900/ 61,125           16,685/  24,605
Joseph G. LaChapelle..........          --                --      145,125/101,875           40,542/  48,825
Timothy Boyle.................      40,000         1,013,075       50,375/ 49,625           43,511/  17,106
William J. Haydamack..........          --                --       48,125/ 56,875           36,778/  23,195

---------------
(1) Value is based on the stock price of the Company's Common Stock at December 31, 2000 ($15.3125), minus the exercise price.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation Policy. The Company's executive compensation program is designed to attract and retain executive officers of high caliber and ability who will contribute to the Company's long-term success, to reward executive officers who contribute to the Company's financial performance and to link executive officer compensation and stockholder interests through the Company's 1993 Long-Term Stock Incentive Plan and the Amended and Restated 1997 Stock Incentive Plan (collectively the "Plans"). The Company's compensation policy as established by the Compensation Committee is that executive officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders.

     Compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation. In setting compensation for all three components, the Compensation Committee consulted surveys that track the executive compensation of other leading companies in the semiconductor and semiconductor equipment industries, many of which are included in the Hambrecht & Quist Semiconductor Sector Index used in the Stock Performance Graph.

     Salary. Base salaries are reviewed annually and set by the Compensation Committee. Salaries are set to be competitive within the semiconductor and semiconductor equipment industry.

     Bonus. The Compensation Committee met in February 2001 to evaluate performance and set bonuses payable to its executive officers for the 2000 fiscal year. The bonus incentive program is a Company-wide program with varying levels of target bonuses for each employee of the Company. The individual bonus is calculated as a percentage of base salary and increases that percentage for higher positions within the Company, putting a greater percentage of compensation at risk for more senior positions. The bonus levels are set relative to other leading companies in the semiconductor equipment industry. The level of operating profit achieved, and other financial and operating goals, determines the actual bonus payments. Goals are set at the beginning of the fiscal year and reviewed at the end of the year for level of achievement. Operating goals involve quality, product development, operation effectiveness and other goals targeted to improve the Company's long-term performance. Individual performance by an executive may impact the bonus payment. Bonuses were paid in 2001 for fiscal 2000 performance. The Compensation Committee in the future may modify the criteria or select other performance factors with respect to executive officer bonuses for a given fiscal year.

     Long-Term Incentive Awards. The Company primarily uses stock options provided by the Plans to provide long-term incentives aligned with the interest of the Company's stockholders. The award of these options is applicable to a wide range of employees throughout the Company and at every level in the Company. The Compensation Committee administers the award of all stock options in the Company, in addition to awards to executive officers. The Compensation Committee periodically considers whether to grant awards under the Plans to specific officers based on factors including: the executive officer's position in the Company; his or her performance and responsibility; the extent to which he or she already holds an equity stake in the Company; equity participation levels of comparable executives and key personnel at other similar companies; and the officer's individual contribution to the Company's financial performance. The Plans do not provide any formula for weighing these factors, and a decision to grant an award is based on subjective and objective evaluations of the past as well as future anticipated performance and responsibilities of the officer in question. These factors were used in determining the amount of long-term incentive awards granted to employees in 2000.

     Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 2000 will exceed the $1 million limit per officer. The Plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.

     In summary, it is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration package to align properly the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-and long-term.

                                          Compensation Committee

                                          Roger D. Emerick
                                          Robert J. Frankenberg

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during the fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                          Submitted by the Audit Committee of
                                          the Board of Directors

                                          Neil R. Bonke
                                          Robert J. Frankenberg
                                          Mel Friedman

STOCK PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since December 31, 1995, with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the Hambrecht & Quist Semiconductors Index. The comparison assumes an investment of $100 on December 31, 1995, and reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                       Dec-95    Dec-96    Dec-97    Dec-98    Dec-99    Dec-00
--------------------------------------------------------------------------------
 Electroglas, Inc.       100      65.82     63.01     47.96    103.57     62.50
 Nasdaq Stock Market
  (U.S.)                 100     123.04    150.69    212.51    394.94    237.68
 JP Morgan H&Q
  Semiconductors         100     129.51    136.59    191.72    478.47    399.14
--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Each executive officer of the Company (the "Executive Officers") has entered into agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of agreements, if the Executive Officer's employment is terminated under certain circumstances during the one-year period following a change in control of the Company, the Company will (i) continue payment of the Executive Officer's base salary then in effect for one year, (ii) pay the Executive Officer a bonus based on a calculation tied to a prior year's bonus, (iii) provide for continuation of medical and dental benefits for one year, (iv) pay the Executive Officer's life insurance premiums and car allowance for one year, (v) pay accrued but unused vacation as of the date of termination,
(vi) accelerate vesting of stock options and restricted shares; provided that, at least one year has elapsed between the date of the agreement and the date of termination of employment and (vii) extend the expiration date of the Executive Officer's vested stock options on the date of termination to six months after the date of termination.

     On July 1, 1996, the Company entered into a Restricted Stock Bonus Agreement pursuant to which the Company issued to Mr. Wozniak 100,000 shares of Common Stock of the Company (the "Restricted Stock"). The fair market value of the Company's stock on that date was $14.25. The Restricted Stock could not be sold, transferred by gift, pledged, hypothecated or otherwise transferred or disposed of by Mr. Wozniak prior to being vested on April 19, 2001; provided, however, that the vesting for all Restricted Stock would be accelerated if the closing stock price of the Company's Common Stock is greater or equal to the following closing price targets: (i) $57.00 on April 19, 1998; (ii) $42.75 on April 19, 1999 or (iii) $28.50 on April 19, 2000.

                             STOCKHOLDER PROPOSALS

     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between January 28, 2002, and February 27, 2002. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company not later than December 14, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during fiscal 2000 all Reporting Persons complied with all applicable filing requirements, except as follows: Mr. Hintzke filed a late Form 4 and Mr. Savarese reported a late Form 4 transaction on a Form 5.

     Other Matters. The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Thomas E. Brunton
                                          Thomas E. Brunton
                                          Secretary

April 23, 2001
San Jose, California

APPENDIX A

                               ELECTROGLAS, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     The audit committee of the board of directors shall be comprised of three directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors and the financial management of the company.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

     - Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

     - Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     - Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

     - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

     - Review accounting and financial human resources and succession planning within the Company.

     - Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

     - On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

     - Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     - Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                                ELECTROGLAS, INC.
                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

      1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

      2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

            (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

            (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

            (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, or other right or benefit under the Plan.

            (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

            (f) "Board" means the Board of Directors of the Company.

            (g) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

                  (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

            (h) "Code" means the Internal Revenue Code of 1986, as amended.

            (i) "Committee" means any committee appointed by the Board to administer the Plan.

            (j) "Common Stock" means the common stock of the Company.

            (k) "Company" means Electroglas, Inc., a Delaware corporation.

            (l) "Consultant" means any person who is engaged by the Company or any Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

            (m) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

            (n) "Continuous Status as an Employee, Director or Consultant" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence or (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

            (o) "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

                  (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

                  (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

            (p) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

            (q) "Director" means a member of the Board.

            (r) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

            (s) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (u) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                  (ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

            (v) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

            (w) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (x) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            (y) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (z) "Option" means a stock option granted pursuant to the Plan.

            (aa) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (bb) "Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

            (cc) "Plan" means this 1997 Stock Incentive Plan.

            (dd) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds an ownership interest, directly or indirectly.

            (ee) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

            (ff) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

            (gg) "Share" means a share of the Common Stock.

            (hh) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

            (ii) "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

      3. Stock Subject to the Plan.

            (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards shall be 3,050,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

            (b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4. Administration of the Plan.

            (a) Plan Administrator.

                  (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                  (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

                  (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                  (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

            (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                  (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

                  (ii) to determine whether and to what extent Awards are granted hereunder;

                  (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

                  (iv) to approve forms of Award Agreement for use under the Plan;

                  (v) to determine the terms and conditions of any Award granted hereunder;

                  (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                  (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

                  (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

                  (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

            (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

      5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

      6. Terms and Conditions of Awards.

            (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or
(iii) any other security with the value derived from the value of the Common Stock or other securities issued by a Related Entity. Such awards include, without limitation, Options, SARs or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

            (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year

(under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

            (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

            (d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

            (e) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

            (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

            (g) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be Five Hundred Thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

            (h) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

            (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option granted after May 31, 2001 shall be no more than seven (7) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

            (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

            (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

      7. Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

            (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

                  (i) In the case of an Incentive Stock Option:

                         (A)  granted to an Employee who, at the time of the
grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                         (B)  granted to any Employee other than an Employee
described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (iv) In the case of other Awards, such price as is determined by the Administrator.

            (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                  (i) cash;

                  (ii) check;

                  (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

                  (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                  (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                  (vi) any combination of the foregoing methods of payment.

            (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

            (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

      8. Exercise of Award.

            (a) Procedure for Exercise; Rights as a Stockholder.

                  (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

                  (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

            (b) Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

                  (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

                  (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                  (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

            (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

      9. Conditions Upon Issuance of Shares.

            (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

      10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

      11. Corporate Transactions/Changes in Control/Subsidiary Dispositions. Except as may be provided in an Award Agreement:

            (a) In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

            (b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award. Each such Award shall remain so exercisable until the expiration or sooner termination of the applicable Award term.

            (c) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Status as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Subsidiary Disposition, for all of the Shares at the time represented by such Award Each such Award shall remain so exercisable until the expiration or sooner termination of the Award term.

            (d) The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

      12. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

      13. Amendment, Suspension or Termination of the Plan.

            (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

            (c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

      14. Reservation of Shares.

            (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

      16. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate. With respect to the 1,000,000 additional Shares and the 700,000 addition Shares authorized for issuance under the Plan and approved by the Board on February 8, 2000 and February 13, 2001, respectively, the Administrator may not cancel any outstanding Option and replace such cancelled Option with an Option or Options having a purchase price of the Shares covered by such Option or Options which is lower than that of the cancelled Option without the consent of the stockholders. This restriction does not apply to changes in the purchase price of the Shares covered by the Option or Options pursuant to Section 10 and 11.

[ELECTROGLAS LOGO]                      VOTE BY PHONE - 1-800-690-6903
                                        Use any touch-tone telephone to transmit
                                        your voting instructions. Have your
                                        proxy card in hand when you call. You
                                        will be prompted to enter your 12-digit
PROXY SERVICES                          Control Number which is located below
P.O. BOX 9141                           and then follow the simple instructions
FARMINGDALE, NY 11735                   the Vote Voice provides you.

                                        VOTE BY INTERNET - www.proxyvote.com
AUTO DATA PROCESSING                    Use the Internet to transmit your
INVESTOR COMM SERVICES                  voting instructions and for electronic
ATTENTION:                              delivery of information. Have your
TEST PRINT                              proxy card in hand when you access the
51 MERCEDES WAY                         web site. You will be prompted to enter
EDGEWOOD, NY 11717                      your 12-digit Control Number which is
                                        located below to obtain your records
                                        and create an electronic voting
                                        instruction form.

                                        VOTING BY MAIL -
                                        Mark, sign and date your proxy card and
                                        return it in the postage-paid envelope
                                        we've provided or return to
                                        Electroglas Inc., c/o ADP, 51 Mercedes
                                        Way, Edgewood, NY 11717.




                                                           123,456,789,012.00000
                                          CONTROL NUMBER            101010101010
                                          ACCOUNT NUMBER     1234567890123456789

TO VOTE, MARK BELOW IN BLUE OR BLACK INK AS FOLLOWS:    X   PAGE    2 OF 2
                                                                    EGLAS1   KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------------------
                                                                            DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELECTROGLAS, INC.
Shares represented by this proxy will be voted as directed by
the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE        04   1010101010  348966298898
PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF Roger
D. Emerick and Robert J. Frankenburg as Class II Directors and                                      To withhold authority to
FOR proposals 2 and 3.                                               For    Withhold    For All     vote, mark "For All Except"
VOTE ON DIRECTORS                                                    All      All        Except     and write the nominee's
                                                                                                    number on the line below.
  1.  Election of Class II Directors (see below):                    [ ]      [ ]         [ ]
                                                                                                    ------------------------------
  VOTE ON PROPOSALS                                 For     Against     Abstain
                                                                                  In their discretion, the Proxies are authorized
  2.  Ratification and Approval of an Amendment     [ ]       [ ]         [ ]     to vote upon such other business as may properly
      to the Company's Amended and Restated 1997                                  come before the Annual Meeting of Stockholders.
      Stock Incentive Plan to increase the
      number of shares reserved for issuance                                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
      thereunder from 2,350,000 to 3,050,000.                                     PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
                                                    For     Against     Abstain
  3.  Ratification of the appointment of Ernst &                                  Please sign exactly as name appears herein. Joint
      Young LLP as the Company's independent        [ ]       [ ]         [ ]     owners should each sign. When signing as attorney,
      auditors for the year ending December 31,                                   executor, administrator, trustee or guardian,
      2001.                                                                       please give full title as such.

                                                                                                                     123,456,789.012
                                                                                                                           285324A01
                                                                                                                                   4
  -----------------------------------------------           P29131              -----------------------------------------------
  Signature (PLEASE SIGN WITHIN BOX)     Date                                   Signature (Joint Owners)            Date

--------------------------------------------------------------------------------

                                     PROXY

                               ELECTROGLAS, INC.

                         6024 SILVER CREEK VALLEY ROAD
                           SAN JOSE, CALIFORNIA 95138

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 31, 2001

     CURTIS S. WOZNIAK and THOMAS E. BRUNTON, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Electroglas, Inc. (the "Company"), to be held on Thursday, May 31, 2001, and any adjournments or postponements thereof.

     Election of two Class II directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: Roger D. Emerick and Robert J. Frankenberg.

SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE